Exhibit 99.1

Li-Cycle Closes Upsized $475 Million Loan Facility with U.S. Department of Energy to Support Development of the Rochester Hub Project

$475 million loan amount represents an increase of $100 million over the original conditional commitment

First DOE loan facility to be finalized for a battery resource recovery facility and sustainable lithium-ion battery materials recycling company

Agreement represents affirmation of Li-Cycle’s sustainable Spoke & Hub Technologies™ and the Company’s position as a leading supplier of recycled critical materials for lithium-ion batteries

TORONTO, Canada (November 7, 2024) – Li-Cycle Holdings Corp. (NYSE: LICY) (“Li-Cycle” or the “Company”), a leading global lithium-ion battery resource recovery company, is pleased to announce that it has entered into an agreement for a loan facility (“DOE Loan Facility”) of up to $475 million (including up to $445 million of principal and up to $30 million in capitalized interest) through the U.S. Department of Energy (“DOE”) Loan Programs Office’s (“LPO”) Advanced Technology Vehicles Manufacturing (“ATVM”) program.

This is the first DOE loan facility to be finalized for a lithium-ion battery materials recycling company, which further demonstrates Li-Cycle’s important role in the U.S. battery materials supply chain as a domestic supplier of recycled critical battery materials.

The entry by Li-Cycle into definitive documentation with the DOE follows the DOE’s detailed technical, market, financial and legal due diligence. The DOE Loan Facility is expected to support the development of the Company’s flagship Rochester Hub project, located in upstate New York.

Key features of the DOE Loan Facility are summarized below:

DOE Loan Facility Amount	• Up to $475 million, an increase of $100 million over the original conditional commitment • Principal of up to $445 million • Capitalized interest during the construction period of up to $30 million

Interest Rate	• Interest rates fixed from the date of each advance to the maturity date of the loan at the applicable long-dated U.S. Treasury rate, with a 0% spread

Maturity Date and Tenor	• Final maturity of March 15, 2040, for an approximately 15-year term

Principal and Interest Grace Period	• Grace period on scheduled principal repayments until June 15, 2027 • Interest during the construction period can be capitalized (up to $30 million), instead of being paid in cash

Conditions Precedent to First Advance

•  First advance under the DOE Loan Facility (“First Advance”1) is subject to satisfaction or waiver of certain conditions and requirements, including completing the Company’s base equity contribution (“BEC”) to the Rochester Hub project. The BEC includes:

•  Settling certain existing commitments relating to the project for costs incurred but not yet paid (approximately $92 million as of September 30, 2024)

•  Funding approximately $173 million in reserve account requirements[2] of which up to approximately $97 million can be satisfied through letters of credit

•  The amounts above represent a significant portion of the remaining BEC, are based on current estimates and may change prior to First Advance, and are among other components of the BEC that will need to be satisfied prior to First Advance

Other Key Terms	• Customary covenants and events of defaults for a project finance loan facility

The Company expects the Rochester Hub to be North America’s first commercial hydrometallurgical resource recovery facility and a significant domestic source of recycled critical materials for producing lithium-ion batteries, including battery-grade lithium carbonate and mixed hydroxide precipitate (“MHP”). MHP is an intermediate product containing nickel, cobalt, and manganese metals.

Once the Rochester Hub is fully operational, Li-Cycle expects to produce up to approximately 8,250 tonnes of lithium carbonate and up to approximately 72,000 tonnes of MHP per year at the Rochester Hub under the MHP scope. The planned nameplate processing capacity at the Rochester Hub remains at 35,000 tonnes of black mass per year. The Rochester Hub project is expected to create approximately 825 construction jobs at peak construction and more than 200 permanent jobs.

The Company estimates the total capital cost of the Rochester Hub project through to mechanical completion to be approximately $960 million, of which the remaining estimated cost to complete (“CTC”) the project is approximately $487 million. The CTC includes commitments related to the project for costs incurred but not yet paid (approximately $92 million as of September 30, 2024). The total capital cost for the Rochester Hub project through to mechanical completion excludes costs for project commissioning, ramp-up, working capital or financing.

The Company is actively exploring financing and strategic alternatives for a complete funding package needed to restart the construction of the Rochester Hub (of which the DOE Loan Facility is a key component) and for general corporate purposes. The funding package would assist in satisfying the funding conditions for First Advance under the DOE Loan Facility, including funding the remaining BEC (which includes the reserve account requirements) and a minimum cash balance.

[1]	First Advance shall occur on or prior to November 7, 2025.
[2]

The Loan Facility reserve accounts required for First Advance includes reserves for project construction, project ramp-up, and Spoke capital expenditures. Funding of these reserve accounts does not constitute capital expenditure on the project and the requirement to fund these reserve accounts is in addition to the total capital cost of the Rochester Hub project through to mechanical completion. The majority of these reserve account funds are expected to be released to the Company on or before the completion of the Rochester Hub project.

Ajay Kochhar, Li-Cycle President and CEO, commented: “Throughout 2024, one of Li-Cycle’s primary objectives has been to finalize negotiations with the DOE in order to enter into definitive documentation to obtain a DOE loan. Today, we are excited to announce our achievement of this significant milestone, which we believe represents a strong vote of confidence in Li-Cycle’s patented and environmentally friendly recycling technology and business model. Securing the DOE Loan Facility through our close collaboration with the DOE is a critical step toward our goal of restarting construction at the Rochester Hub project.”

“We believe that the DOE Loan Facility offers attractive terms relative to other third-party financing alternatives available to us. We believe it will also enhance our financial flexibility and support our mission to create a sustainable, closed-loop battery supply chain, which is vital to the electrification transition and securing energy independence in North America.”

Additional information regarding this announcement may be found in a Current Report Form 8-K filed with the U.S. Securities and Exchange Commission.

About Li-Cycle Holdings Corp.

Li-Cycle (NYSE: LICY) is a leading global lithium-ion battery resource recovery company. Established in 2016, and with major customers and partners around the world, Li-Cycle’s mission is to recover critical battery-grade materials to create a domestic closed-loop battery supply chain for a clean energy future. The Company leverages its innovative, sustainable and patent-protected Spoke & Hub Technologies™ to recycle all different types of lithium-ion batteries. At our Spokes, or pre-processing facilities, we recycle battery manufacturing scrap and end-of-life batteries to produce black mass, a powder-like substance which contains a number of valuable metals, including lithium, nickel and cobalt. At our future Hubs, or post-processing facilities, we plan to process black mass to produce critical battery-grade materials, including lithium carbonate, for the lithium-ion battery supply chain. For more information, visit https://li-cycle.com/.

Investor Relations & Media

Louie Diaz

Sheldon D’souza

Investor Relations: investors@li-cycle.com

Media: media@li-cycle.com

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, Section 21 of the U.S. Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. Forward-looking statements may generally be identified by the use of words such as “believe”, “may”, “will”, “continue”, “anticipate”, “intend”, “expect”, “should”, “would”, “could”, “plan”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this press release include but are not limited to statements about: the expectation that the DOE Loan Facility will support the development of the Rochester Hub project; the expectation that the Rochester Hub project will be completed; the ability of the Company to satisfy the conditions for First Advance under the DOE Loan Facility and to draw on the DOE Loan Facility; the expectation that the Rochester Hub will be the first commercial hydrometallurgical resource recovery facility in North America, and a significant domestic source of recycled critical materials for producing lithium-ion batteries, including battery-grade lithium carbonate and MHP; the expected production targets and the planned nameplate processing capacity at the Rochester Hub; the estimated capital cost to complete the Rochester Hub project; the expected job creation; and the expectation that Li-Cycle will play a key part in the development of a domestic sustainable and circular supply chain of battery-grade materials.

These statements are based on various assumptions, whether or not identified in this press release, including but not limited to assumptions regarding the timing, scope and cost of Li-Cycle’s projects, including paused and curtailed projects; the processing capacity and production of Li-Cycle’s facilities; Li-Cycle’s ability to source feedstock and manage supply chain risk; Li-Cycle’s ability to increase recycling capacity and efficiency; Li-Cycle’s ability to obtain financing on acceptable terms or at all; the success of Li-Cycle’s cash preservation plan; the outcome of the go-forward strategy of the Rochester Hub; Li-Cycle’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners; expectations related to the outcome of future litigation; general economic conditions; currency exchange and interest rates; compensation costs; and inflation. There can be no assurance that such estimates or assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements.

These forward-looking statements are provided for the purpose of assisting readers in understanding certain key elements of Li-Cycle’s current objectives, goals, targets, strategic priorities, expectations and plans, and in obtaining a better understanding of Li-Cycle’s business and anticipated operating environment. Readers are cautioned that such information may not be appropriate for other purposes and is not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle and are not guarantees of future performance. Li-Cycle believes that these risks and uncertainties include, but are not limited to, the following: Li-Cycle’s inability to fund the anticipated costs of, and realize the anticipated benefits from, its Spoke optimization plan; Li-Cycle’s inability to satisfy the drawdown conditions and access funding under the DOE Loan Facility; Li-Cycle’s inability to develop the Rochester Hub as anticipated or at all, and other future projects including its Spoke network expansion projects in a timely manner or on budget or that those projects will not meet expectations with respect to their productivity or the specifications of their end products; risk and uncertainties related to Li-Cycle’s ability to continue as a going concern; Li-Cycle’s insurance may not cover all liabilities and damages; Li-Cycle’s reliance on a limited number of commercial partners to generate revenue; Li-Cycle’s failure to effectively remediate the material weaknesses in its internal control over financial reporting that it has identified or its failure to develop and maintain a proper and effective internal control over financial reporting; and risks of litigation or regulatory proceedings that could materially and adversely impact Li-Cycle’s financial results. These and other risks and uncertainties related to Li-Cycle’s business are described in greater detail in the sections titled “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Key Factors Affecting Li-Cycle’s Performance” in its Annual Report on Form 10-K and the sections titled “Part II. Other Information—Item 1A. Risk Factors” and “Part I. Financial Information—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Key Factors Affecting Li-Cycle’s

Performance” in its Quarterly Reports on Form 10-Q, in each case filed with the U.S. Securities and Exchange Commission and the Ontario Securities Commission in Canada. Because of these risks, uncertainties and assumptions, readers should not place undue reliance on these forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement.

Li-Cycle assumes no obligation to update or revise any forward-looking statements, except as required by applicable laws. These forward-looking statements should not be relied upon as representing Li-Cycle’s assessments as of any date subsequent to the date of this press release.

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